Exhibit 7N

NETLOJIX ACQUISITIONS CORPORATION
68 Alameda Padre Serra
Santa Barbara, California 93103

February 28, 2003

Jami Jensen
Crooked Willow Farms
10554 S. Perry Park Road
Larkspur, CO 80118

                                    Re:       Rescission of Stock Purchase

Dear Jami:

        On December 31, 2002, NetLojix Acquisitions Corporation ("NAC") purchased from you ("Seller") a total of 851,738 shares (the "Shares") of the common stock of NetLojix Communications, Inc. ("NetLojix").  This purchase took place pursuant to a letter agreement dated December 18, 2002 (the "Purchase Agreement"), between Seller and Next2 Partners, LLC ("Next2").  Next2 assigned its rights to NAC prior to the closing of the purchase.

        This letter agreement (the "Rescission Agreement") will confirm our agreement to rescind the Purchase Agreement and the purchase of the Shares on the terms set forth below.

1.                 Mutual Consent to Rescission.  The parties hereby mutually consent and agree to rescind the Purchase Agreement and the purchase of the Shares.

2.                 Disposition of Consideration Received. Upon execution of this Rescission Agreement, Seller will repay the $17,034.76 received from NAC for the Shares.

3.                 Surrender of Rights. The parties mutually agree to forgo all other rights and benefits provided for under the Purchase Agreement as consideration for the rescission of that contract.

4.                 General Provisions.  The general provisions set forth in Section 7 of the Purchase Agreement are incorporated herein by this reference.

        If the foregoing correctly sets forth our mutual understanding, please execute and return one copy of this letter to the undersigned.

Very truly yours,

NETLOJIX ACQUISITIONS CORPORATION

By /s/ANTHONY E. PAPA
Anthony E. Papa
Chief Executive Officer

Dated: March 5, 2003

Agreed to and accepted:

"Seller"

    /s/JAMI J. JENSEN
Jami Jensen

NEXT2 PARTNERS, LLC

By           /s/ANTHONY E. PAPA
            Anthony E. Papa
            Manager

Dated: March 5, 2003